UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2009

Touchmark Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-53655	20-8746061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3740 Davinci Court, Suite 150, Norcross, GA	30092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 407-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On June 15, 2009, Touchmark National Bank (the “Bank”), the subsidiary of Touchmark Bancshares, Inc. (the “Company”), made application to the Office of Comptroller of the Currency to establish a branch at 3651 Old Milton Parkway, Alpharetta, Georgia 30005. Subject to regulatory approval, the Bank intends to move its headquarters branch from Davinci Court in Norcross, Georgia to the Alpharetta location.

On June 22, 2009, the Company entered into an assignment of contract with Gwinnett Clinic, Ltd. (the “Purchaser”), pursuant to which the Purchaser assigned to the Company, for $1.00 in consideration, all of its right, title and interest in and to the Real Estate Purchase and Sale Contract, effective April 23, 2009 (the “Agreement”), by and between the Purchaser and the Federal Deposit Insurance Corporation (the “FDIC”). Gwinnet Clinic, Ltd. is owned by J.J. Shah, a member of the Company’s board of directors. Pursuant to the Agreement, the FDIC agreed to sell the real property identified in the Agreement (the “Property”) for the purchase price of $1.6 million, in cash. In accordance with the terms of the Agreement, the FDIC paid the cost of (1) the preparation of the deed and all other conveyance documents, (2) one-half of the escrow fees charged by the title company, (3) the premium for the title commitment and title policy, (4) transfer taxes, and (5) the FDIC’s attorneys’ fees. All other costs and expenses incurred in connection with the sale of the Property were paid by the Company, as assignee. Pursuant to the terms of the Agreement, the Property was conveyed to the Company “as is” and “with all faults.” In addition, subject to the closing of the transaction, the FDIC agreed to pay a real estate commission in the amount of 1.5% of the purchase price to JWB Realty Services, LLC, which is owned by J. William Butler, a member of the Company’s board of directors.

On June 22, 2009, the Company also entered into an option agreement (the “Option Agreement”) with the Purchaser, pursuant to which the Company granted to the Purchaser, for mutual consideration, an irrevocable and exclusive option to purchase the Property from the Company. If the Purchaser exercises its option, the Purchaser must pay to the Company the purchase price of $1.6 million, plus all expenses and closing costs incurred in connection with the initial acquisition of the Property from the FDIC. The option begins on June 22, 2009 and extends through December 22, 2010; provided, however, that the Purchaser will only have the right to exercise the option in the event that the Company is unable to obtain approval from the Office of the Comptroller of the Currency and the FDIC for the operation of a bank branch site on the Property.

In addition, on June 22, 2009, the Company entered into a quitclaim bill of sale with the FDIC pursuant to which the Company purchased all of the personal property located on the premises of the Property for the sum of $75,000 on an “as is, where is” basis.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Assignment of Contract, dated June 22, 2009, between Touchmark Bancshares, Inc. and Gwinnett Clinic, Ltd.

10.2	Real Estate Purchase and Sale Contract, effective April 23, 2009, by and between Gwinnet Clinic, Ltd. and Federal Deposit Insurance Corporation

10.3	Option Agreement, dated June 22, 2009, by and between Touchmark Bancshares, Inc. and Gwinnett Clinic, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHMARK BANCSHARES, INC.

By:	/s/ William R. Short
William R. Short
President and Chief Executive Officer

Dated: June 26, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Assignment of Contract, dated June 22, 2009, between Touchmark Bancshares, Inc. and Gwinnett Clinic, Ltd.

10.2	Real Estate Purchase and Sale Contract, effective April 23, 2009, by and between Gwinnet Clinic, Ltd. and Federal Deposit Insurance Corporation

10.3	Option Agreement, dated June 22, 2009, by and between Touchmark Bancshares, Inc. and Gwinnett Clinic, Ltd.